Exhibit 99.1

Avalo Therapeutics Appoints Kevin R. Lind to the Board of Directors

WAYNE, PA., September 22, 2025 — Avalo Therapeutics, Inc. (Nasdaq: AVTX), a clinical stage biotechnology company fully dedicated to developing IL-1β-based treatments for immune-mediated inflammatory diseases, today announced the appointment of Kevin R. Lind to its Board of Directors. Mr. Lind brings more than 20 years of leadership in capital markets, strategy, business development and company building, including most recently guiding Longboard Pharmaceuticals to a multi-billion-dollar exit.

“Kevin joins Avalo at an exciting time, as we continue to advance AVTX-009 through the Phase 2 LOTUS trial in hidradenitis suppurativa (HS) with topline data expected mid next year,” said Michael Heffernan, Chairman of the Board. “Kevin has an excellent track record of unlocking and delivering value to his shareholders through sound financial and corporate strategy and business development execution and I look forward to Avalo benefiting from his experience and leadership.”

“I have been fortunate to spend my career operating and building successful life science companies, always with the goal of translating strong science into meaningful outcomes for patients,” said Mr. Lind. “HS is rapidly emerging as one of the most exciting new therapeutic areas in inflammation and immunology, with tremendous opportunity to address the urgent needs of patients living with this devastating disease. Avalo’s approach with AVTX-009 has the potential to become a best in disease treatment, and I am eager to bring my experience to help advance Avalo’s mission of delivering transformative medicines to patients.”

Mr. Lind is a seasoned biotechnology executive with more than 20 years of leadership experience. He most recently served as President, Chief Executive Officer, and Board Member of Longboard Pharmaceuticals, where he led and transformed the Arena spinout into a leader in neurology and oversaw its $2.6 billion acquisition by H. Lundbeck A/S in 2024. Prior to his time at Longboard, Mr. Lind was Executive Vice President and Chief Financial Officer at Arena Pharmaceuticals, where he played a central role in its turnaround, including lucrative business development partnerships and execution of its spinout of Longboard in 2020. Over the course of his career, Mr. Lind has raised more than a billion dollars in capital to support innovative biotech companies. He began his career in investment banking at Lehman Brothers before joining TPG, where he focused on healthcare investing. In addition to his role with Avalo, Mr. Lind currently serves as Chairman of the Board of Apnimed, Inc. He received a BS from Stanford University in Biological Sciences and an MBA from UCLA Anderson School of Management.

About Avalo Therapeutics

Avalo Therapeutics is a clinical stage biotechnology company fully dedicated to developing IL-1β-based treatments for immune-mediated inflammatory diseases. Our lead asset, AVTX-009, is in a Phase 2 clinical trial for hidradenitis suppurativa (HS). We’re also exploring additional opportunities to make an impact in prevalent indications that have significant remaining unmet needs. For more information about Avalo, please visit www.avalotx.com.

About AVTX-009

AVTX-009 is a humanized monoclonal antibody (IgG4) that binds to interleukin-1β (IL-1β) with high affinity and neutralizes its activity. IL-1β is a pro-inflammatory cytokine that plays a central role in the pathogenesis of a wide range of human diseases.1 It activates immune cells that generate proinflammatory cytokines, including IL-6, TNF-α, and IL-17. Dysregulated IL-1β signaling is a major driver of inflammation, contributing to the progression of autoimmune disorders. IL-1β inhibition has proven effective in multiple immune mediated inflammatory diseases.1-3

References:1Dinarello CA. Immunol Rev. 2018;281(1):8-27. 2Kany S et al. Int J Mol Sci. 2019;20(23):6008. 3Kimball AB et al. Presented at: American Academy of Dermatology; March 8-12, 2024; San Diego, CA.

Forward-Looking Statements

This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Avalo’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Avalo’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “might,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: drug development costs, timing of trials and trial results and other risks, including reliance on investigators and enrollment of patients in clinical trials; reliance on key personnel; regulatory risks; general economic and market risks and uncertainties, including those caused by the war in Ukraine and the Middle East; and those other risks detailed in Avalo’s filings with the Securities and Exchange Commission, available at www.sec.gov. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Avalo expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Avalo’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For media and investor inquiries
Christopher Sullivan, CFO
Avalo Therapeutics, Inc.
ir@avalotx.com
410-803-6793

or

Meru Advisors
Lauren Glaser
lglaser@meruadvisors.com
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